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Exhibit 3.43

[STATE OF WEST VIRGINIA SEAL]

Certificate

I, EDGAR F. HEISKELL III Secretary of State
of the State of West Virginia, hereby certify that

HASSEL BLANKENSHIP, President of

RED ASH SALES & PROCESSING, INC.,

a corporation created and organized under the laws of the State of West Virginia, has certified to me under his signature and the corporate seal of said corporation, that, at a meeting of the stockholders of said corporation, regularly held in accordance with the requirements of the law of said State, in Iaeger, West Virginia, on the 3rd day of August, 1973, at which meeting two-thirds of the issued and outstanding voting stock of such corporation being represented by the holders thereof, in person, by bodies corporate or by proxy, and voting for the following resolution, the same was duly and regularly adopted and passed, to-wit:

          "RESOLVED that the name of said corporation be changed from Red Ash Sales & Processing, Inc. to Red Ash Sales Company, Inc."

        WHEREFORE, I do declare said Change of Name as set forth in the foregoing resolution is authorized by law, and that said corporation shall hereafter be known by the name of RED ASH SALES COMPANY, INC.

[SEAL]	Given under my hand and the Great Seal of the said State, at the City of Charleston, this FIFTEENTH day of AUGUST 1973
/s/ EDGAR F. HEISKELL III
Secretary of State.

STATE OF WEST VIRGINIA
CERTIFICATE

        I, EDGAR F. HEISKELL III, Secretary of State of the State of West Virginia, hereby certify that

HASSEL BLANKENSHIP, President of

RED ASH SALES & PROCESSING, INC.,

a corporation created and organized under the laws of the State of West Virginia, has certified to me under his signature and the corporate seal of said corporation, that, at a meeting of the stockholders of said corporation, regularly held in accordance with the requirements of the law of said State, in Iaeger, West Virginia, on the 3rd day of August, 1973, at which meeting two-thirds of the issued and outstanding voting stock of such corporation being represented by the holders thereof, in person, by bodies corporate or by proxy, and voting for the following resolution, the same was duly and regularly adopted and passed, to-wit:

          "RESOLVED that the name of said corporation be changed from Red Ash Sales & Processing, Inc. to Red Ash Sales Company, Inc."

        WHEREFORE, I do declare said Change of Name as set forth in the foregoing resolution is authorized by law, and that said corporation shall hereafter be known by the name of RED ASH SALES COMPANY, INC.

(G.S.)	Given under my hand and the Great Seal of the said State, at the City of Charleston, this FIFTEENTH day of AUGUST, 1973.
EDGAR F. HEISKELL III, Secretary of State

[STAE OF WEST VIRGINIA SEAL]

CERTIFICATE OF INCORPORATION

        I, JOHN D. ROCKEFELLER, IV, Secretary of State of the State of West Virginia, hereby certify that an Agreement, duly acknowledged, has been this day filed in my office, which agreement is in words and figures following:

[STAMP]

             I.  The undersigned agree to become a corporation by the name of(1)

            RED ASH SALES & PROCESSING, INC.

(1)
The name of the corporation shall contain one of the words "association," "company," "corporation," "club," "incorporated," "society," "union," or "syndicate," or one of the abbreviations, "co." or "inc."; but no name shall be assumed already in use by another existing corporation of this State, or by a foreign corporation lawfully doing business in this State; or so similar thereto, in the opinion of the Secretary of State, as to lead to confusion.

            II.  The principal Office or Place of Business of said Corporation will be located at (1) No        street, in the city (2) town village of Iaeger in county of McDowell and State of West Virginia Its chief works will be located (3) in Said McDowell County, West Virginia

(1)
Insert number and name of street, if in a city having street numbers, if not, strike out.

(2)
Erase the word "city," "town" or "village," leaving the one required.

(3)
Give location of chief works; if at the same place as principal office or place of business, say "Its chief works will be located at the same place." If there be no chief works, say "Said corporation will have no chief works." If chief works are in West Virginia, give name of magisterial district and county in which they are or will be located. In case of oil well, gas well, or prospecting companies, and other like companies, where the chief works will be shifting, and in cases of companies that will have chief works, or works at different points in this State, say "chief works will be located in                district, in                county, State of West Virginia and elsewhere in said State." If chief works are not to be in West Virginia, then it is only necessary to give the name of the State or county in which they will be located.

          III.  The objects for which the Corporation is formed are as follows:

          (Please type double space. If not sufficient room here to cover this point add one or more sheets of paper of this size.)

             (1)  To buy, sell, haul, transport, process, wash, weigh, traffic in and deal in coal generally, and other minerals, and to acquire, own, buy, and lease all types of minerals.

             (2)  To mine, drill, or gore for, or otherwise extract, produce, process, grade and classify all minerals of every type and description, including all types and grades of coal.

             (3)  To buy, sell, own, lease, or otherwise acquire trucks, mining machinery, mining supplies, expendable or otherwise, mining supplies and equipment, used or to be used in the mining, hauling, grading, processing, loading and unloading coal.

             (4)  To engage in the general business of transporting, hauling and moving coal.

             (5)  To engage in the general business of buying, shipping, selling coal, commodities, items and articles, commonly used by the coal industry, and in connection with the buying, hauling, and selling of minerals, including coal.

             (6)  To acquire, own, buy, lease, and/or dispose of any coal, oil, gas, stone, and all wood and timber products, coal and timber lands, or other things for any purpose of the corporation.

             (7)  To contruct, purchase, own, lease, acquire, maintain and operate tunnels, sluices, reservoirs, and ditches for the mining, irrigation, and transportation of minerals of all kinds; to buy, lease, maintain and control mines, mine sites, mills, mill sites, buildings, machinery, power, power houses, pumping plants, pump machinery, dump rights, slate dumps, slate dumping privileges, private roads, pipe lines, pipes, casements, tipples, tranroads, franchises and licenses, and to purchase and construct, operate and maintain electric lines, power plants, engines, power plants of every kind and description, appliances and supplies and equipment pertaining thereto.

             (8)  To purchase, operate, construct, lease and maintain telephone lines, if necessary to the mining, buying, hauling and selling of coal; to maintain devices and equipment for the generation of electricity, used in connection with the corporate purposes.

             (9)  To buy, sell, own, store and deal in generally powder, machinery, explosives, fuses, wiring, caps, implements, candles, and conveniences suitable for use in connection with the mining, hauling, buying, selling, shipping, and dealing in coal generally; to purchase, own, lease and hold land for the purpose of maintaining tipples, loading ramps, and docks, offices, buildings, plants, washing equipment, processing devices and equipment, warehouses, stores, and/or other buildings, to be used in connection with the coal industry, including the buying, selling, storing, processing, shipping and dealing in coal generally, and to be used in connection with other corporate purposes.

           (10)  To buy, sell, own store, ship, and haul, and to deal in generally, any and all items, commodities, including props, sand, gravel, rock, which is, or may be used, in connection with the buying, selling and shipping of coal, or which may be used by and in the coal industry; and to operate stores, including dry goods, hardware, groceries, and supplies of every kind, expendable and non-expendable, for vehicles, mine motors, cutting machines, loaders, and the like.

           (11)  To invest in, take over, hold, buy, sell, pledge and exchange stock shares, bonds, securities of corporations; to make advances upon, hold in trust, buy and sell on commission or otherwise, of any investments, aforesaid, and to invest monies generally, which is owned by the corporation, and which may be approved by the board of directors of the corporation. To make such investments in shares, bonds, stocks, or real estate, with corporate funds, in connection with the corporate purposes.

           IV.  The amount of the total authorized capital stock of said corporation shall be TEN THOUSAND ($10,000.00) dollars, which shall be divided into 100 shares of the par value of ONE HUNDRED ($100.00) dollars each.

          Note: Use space below for statement as to stock without par value, or where more than one class of stock is to be issued, or one or more series within a class, and as to any designations, powers, etc., as provided in (d), [ILLEGIBLE] 31, Code.

          In the case of a corporation not organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth together with a statement as to the conditions of membership, Code 31-1-6(d)

          The amount of capital stock with which it will commence business is ONE THOUSAND ($1,000.00) Dollars (Shall not be less than one thousand dollars) ($1,000,00) being TEN shares ONE HUNDRED Dollars ($100.00) each.

             V.  Name (5) and P. O. Address (6)—Write plainly, typewrite if possible; W. Va. Code 31-1-6 (c)—The full names and addresses, including street and street numbers, if any, and the city, town or village, of the incorporators, and if a stock corporation, the number of shares subscribed by each.

          (The number of Incorporators to be not less than three as to stock, nor less than five as to nonstock corporations.)

NAME(5)	ADDRESS(6)	No. of Shares Common Stock	No. of Shares Preferred Stock	Total No. of Shares
Woodrow Trent	Iaeger, West Virginia	3		3
Ernestine Trent	Iaeger, West Virginia	2		2
Hassel Blankenship	Iaeger, West Virginia	5		5

          VI.  The existence of this corporation is to be perpetual.

         VII.  For any additional provisions desired and which are authorized by law, see art, 1, c. 31, Code. Also set forth number of acres of land desired to be held in West Virginia, if such number be above 10,000 acres, pursuant to § 75, art, 12, c, 11, Code. If more space is required, add one or more sheets of paper this size.

        WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 28th day of March, 1969

All the Incorporators must sign below, signatures being the same as shown in Article V.
/s/ WOODROW TRENT Woodrow Trent
/s/ ERNESTINE TRENT Ernestine Trent
/s/ HASSEL BLANKENSHIP Hassel Blankenship

Wherefore, The corporators named in the said Agreement and who have signed the same, and their successors and assigns, are hereby declared to be from this date a Corporation by the name and for the purposes set forth in the said agreement, with the right of perpetual succession.

[SEAL]	Given under my hand and the Great Seal of the said State, at the City of Charleston, this SECOND day of APRIL, Nineteen Hundred and SIXTY-NINE.
/s/ JOHN D. ROCKEFELLER IV
Secretary of State.

WEST VIRGINIA:
THE COUNTRY COURT OF McDOWELL COUNTY, CLERK'S OFFICE: April 29 1969, The foregoing writing with certificate thereto, was this day presented in said office and duly admitted to record.

TESTE: A. M. "Tinker" St. Clair, Clerk
By	/s/ A. M. "TINKER" ST. CLAIR

[STATE OF WEST VIRGINIA SEAL]	[STAMP]
CERTIFICATE OF INCORPORATION OF
RED ASH SALES & PROCESSING, INC.
DATED April 2, 1969	Edward Ward Box 158 Iaeger, W. Va.

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Exhibit 3.43